                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 23, 1996



                            TARGET THERAPEUTICS, INC.
             (Exact name of registrant as specified in its charter)




                                    Delaware
                 (State or other jurisdiction of incorporation)




           0-19801                                        95-3962471
(Commission File Number)                       (IRS Employer Identification No.)




47201 Lakeview Blvd., Fremont, CA                           94538
(Address of principal executive offices)                  (Zip Code)




Registrant's telephone number, including area code:     (510) 440-7700


                                       N/A
          (Former name or former address, if changed since last report)

         The undersigned Registrant hereby amends the following item of its Current Report on Form 8-K filed on June 7, 1996. The Registrant is amending
Item 7 to include certain required financial statements and pro forma financial statements and exhibits associated therewith.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a) Financial Statements of Acquired Business


             The following pages 3 through 6 contain (i) the unaudited condensed consolidated balance sheet of Interventional Therapeutics Corporation ("ITC") as of March 31, 1996 and the unaudited condensed consolidated statements of operations and cash flows of ITC and accompanying notes for the nine months ended March 31, 1995 and 1996. The audited financial statements of ITC for the year ended June 30, 1995, with the Report of Frank, Rimerman & Co., Independent Auditors thereon have been included as exhibit 99.1 to this filing.


         (b) Pro Forma Financial Statements

             The following pages 7 through 12 contain the unaudited pro forma condensed combined balance sheet of Target Therapeutics, Inc. ("Target") and ITC as of March 31, 1996, and the unaudited pro forma condensed combined statement of operations of Target and ITC for the year ended March 31, 1996 and the notes thereto.



         (c) Exhibits.

             2.1* Agreement and Plan of Reorganization dated April 29, 1996 between the Registrant, Interventional Therapeutics Corporation and TTI Acquisition Corporation (a wholly-owned subsidiary of Registrant).

             23.1  Consent of Frank, Rimerman & Co., Independent Auditors

             99.1 Interventional Therapeutics Corporation Consolidated Financial Statements for the year ended June 30, 1995, with Report of Frank, Rimerman & Co., Independent Auditors.


         --------------------------------
         * Previously filed.

                    Interventional Therapeutics Corporation
                      Condensed Consolidated Balance Sheet
                                  (Unaudited)
                                 (in thousands)

                                 March 31, 1996

ASSETS
Current assets:
Cash and cash equivalents                       $  116
Accounts receivable, net                           435
Inventories                                        506
Other current assets                                28
                                                ------
Total current assets                             1,085

Property and equipment, net                        236
Other assets                                       114
                                                ------
                                                $1,435
                                                ======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities        $  352
Bank borrowings                                    202
                                                ------
Total current liabilities                          554

Long term obligations                              286

Stockholders' equity:
Preferred and common stock                       1,111
Accumulated deficit                               (516)
                                                ------
Total stockholders' equity                         595
                                                ------
                                                $1,435
                                                ======

                            See accompanying notes.

                    INTERVENTIONAL THERAPEUTICS CORPORATION
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                         NINE MONTHS ENDED
                                              MARCH 31,
                                         1996            1995
                                        ------          ------
Revenues                                $2,028          $1,811

Cost of sales                              984             675
                                        ------          ------
Gross margin                             1,044           1,136

Research and development                   243             274
Selling                                    414             374
General and administrative                 512             548
                                        ------          ------
                                         1,169           1,196
                                        ------          ------

Loss from operations                      (125)            (60)

Interest expense                           (29)            (41)
                                        ------          ------
                                          (154)           (101)

Income tax provision                         2               2
                                        ------          ------
Net loss                                $ (156)         $ (103)
                                        ======          ======




                            See accompanying notes.

                    INTERVENTIONAL THERAPEUTICS CORPORATION
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                                (IN THOUSANDS)

                                                                 1996            1995
                                                                ------          ------
Cash flows from operating activities
Net loss                                                        $(156)          $(103)
Adjustments to reconcile net loss to net cash provided by
(used in) operating activities:
Depreciation and amortization                                      40              64
Changes in assets and liabilities:
Accounts receivable                                                56            (188)
Inventories                                                       172            (215)
Prepaid expenses and other assets                                  26             123
Accounts payable, accrued expenses and other liabilities          (25)            201
                                                                -----           -----
Total adjustments                                                 269             (15)
                                                                -----           -----
Net cash provided by (used in) operating activities               113            (118)
                                                                -----           -----

Cash flows used in investing activities for the purchase
of property and equipment                                         (57)            (39)
                                                                -----           -----

Cash flows from financing activities
Proceeds from line of credit                                       --             (30)
Proceeds from convertible debt                                     --             186
Proceeds from issuance of preferred stock                           2               4
                                                                -----           -----
Net cash provided by financing activities                           2             160
                                                                -----           -----

Net increase in cash and cash equivalents                          58               3
Cash and cash equivalents at beginning of period                   58              43
                                                                -----           -----
Cash and cash equivalents at end of period                      $ 116           $  46
                                                                =====           =====

Supplemental disclosure of noncash financing activities
Conversion of shareholder loan to preferred stock               $ 376           $  --
Conversion of accrued interest on shareholder loan
to preferred stock                                                 48              --
                                                                -----           -----
                                                                $ 424           $  --
                                                                =====           =====


                            See accompanying notes.

                     Interventional Therapeutics Corporation
              Notes to Condensed Consolidated Financial Statements
                                 March 31, 1996
                                   (unaudited)

1. ACCOUNTING POLICIES

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted consolidated accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, the unaudited consolidated financial statements contain all adjustments necessary to present fairly the financial position of Interventional Therapeutics Corporation ("ITC") at March 31, 1996, and the results of its operations and cash flows for the nine months ended March 31, 1996 and 1995. Interim results for the nine month periods are not necessarily indicative of operating results to be expected for the full year. These financial statements should be read in conjunction with the Company's audited consolidated financial statements and the notes thereto filed as Exhibit 99.1 of this Form 8 - K/A.

The accounting policies of ITC are as set forth in Note 1 to ITC's audited consolidated financial statements for the year ended June 30, 1995 filed as Exhibit 99.1 as part of this Form 8 - K/A.

2. SALE OF ITC

On April 29, 1996, ITC entered into a definitive agreement with Target Therapeutics Inc., ("Target") pursuant to which the ITC agreed to be acquired by Target, subject to certain terms and conditions, and pursuant to which all of the outstanding securities of ITC would be exchanged for up to approximately 331,000 shares (including options to purchase shares) of Target common stock. The transaction was consummated on May 23, 1996.

                            Target Therapeutics, Inc.
                     Unaudited Pro Forma Condensed Combined
                              Financial Information





The unaudited pro forma condensed combined financial statements
(collectively, the Pro Forma Financial Statements) were prepared to give effect to the acquisition by Target of all the outstanding securities of ITC under the purchase method of accounting. The pro forma condensed combined balance sheet as of March 31, 1996, assumed that the acquisition occurred on March 31, 1996. The pro forma combined statement of operations for the year ended March 31, 1996, assumes that the acquisition occurred on April 1, 1995. The Pro Forma Financial Statements do not purport to represent what the companies' financial position or results of operations would have been if the acquisition in fact had occurred on the date or at the beginning of the period indicated or to project the companies' financial position or results of operations for any future date or period.

The pro forma adjustments are based upon available information and upon certain assumptions as described in Note 1 to the Pro Forma Financial Statements that Target believes are reasonable in the circumstances. The purchase price has been allocated to the acquired assets and liabilities based on their respective fair values. The Pro Forma Financial Statements and accompanying notes should be read in conjunction with the respective historical consolidated financial statements of Target and ITC, including the notes thereto. The historical consolidated financial statements of Target are included in its annual report (Form 10-K) for the year ended March 31, 1996. The historical consolidated financial statements of ITC are included as Exhibit 99.1 in this Form 8 - K/A.

                            Target Therapeutics, Inc.
                          Unaudited Pro Forma Condensed
                             Combined Balance Sheet
                                 March 31, 1996
                                 (In thousands)

                                                                  Target         Interventional     Pro Forma          Pro Forma
                                                               Therapeutics,      Therapeutics     Adjustments          Combined
                                                                   Inc.           Corporation
                                                               -------------     --------------    -----------         ----------
Assets
Current assets:
Cash, cash equivalents and short-term investments               $  47,273          $     116        $   --              $  47,389
Investment in Conceptus, Inc.                                      20,493                                                  20,493
Accounts receivable, net                                           15,676                435              (76)(e)          16,035
Inventories                                                         6,740                506              349 (b)           7,595
Deferred tax assets                                                 4,214                                                   4,214
Other current assets                                                1,235                 28                                1,263
                                                                ---------          ---------        ---------           ---------
Total current assets                                               95,631              1,085              273              96,989

Property and equipment, net                                        11,136                236             (101)(c)          11,271
Goodwill                                                                                                1,237 (a)           1,237
Other assets including intangible assets                            7,508                114            2,840 (d)          10,462
                                                                ---------          ---------        ---------           ---------
                                                                $ 114,275          $   1,435        $   4,249           $ 119,959
                                                                =========          =========        =========           =========

Liabilities and stockholders' equity
Current liabilities:
Accounts payable                                                    2,062                307              (76)(e)           2,293
Accrued compensation                                                3,831                 69                                3,900
Other accrued liabilities                                           6,698                178            2,920 (a)           9,796
Deferred tax liabilities                                           10,311                                                  10,311
                                                                ---------          ---------        ---------           ---------
Total current liabilities                                          22,902                554            2,844              26,300

Long-term obligations and minority interest                           535                286                                  821

Stockholders' equity:
Common stock - Target                                                  37                                   1 (d)              38
Additional paid-in capital - Target                                50,759                              15,999 (d)          66,758
Retained earnings - Target                                         27,688                             (14,000)(a)          13,688
Preferred and common stock - ITC                                                       1,111           (1,111)(a)
Accumulated deficit - ITC                                                               (516)             516 (a)
Unrealized gain on available-for-sale securities                   12,265                                                  12,265
Accumulated translation adjustments                                    89                                                      89
                                                                ---------          ---------        ---------           ---------
Total stockholders' equity                                         90,838                595            1,405              92,838
                                                                ---------          ---------        ---------           ---------
                                                                $ 114,275          $   1,435        $   4,249           $ 119,959
                                                                =========          =========        =========           =========


   See notes to unaudited pro forma condensed combined financial statements.

                            Target Therapeutics, Inc.
                     Notes to Unaudited Pro Forma Condensed
                             Combined Balance Sheet
                                 March 31, 1996


1. BASIS OF PRESENTATION



The unaudited pro forma condensed combined balance sheet information has been prepared by combining the historical consolidated balance sheet of the Company at March 31, 1996, with the historical, restated balance sheet of ITC at March 31, 1996, and gives effect to the pro forma adjustments as described in the notes below.



(a) The acquisition of ITC, which was accounted for as a purchase, has been recorded based upon available information and upon certain assumptions that Target believes are reasonable in the circumstances. Estimated acquisition costs include approximately $1.4 million of investment banking, legal and accounting costs and approximately $1.5 million of exit costs associated with termination of distributor and international lease arrangements. The purchase price has been allocated to the acquired assets and liabilities based on their relative fair values, subject to final adjustments. These allocations are based on valuations and other studies that are not yet completed. The final values may differ from those set forth below.

                                                        (In thousands)

            Estimated purchase price                      $ 16,000
            Estimated acquisition expenses                   2,920
                                                          --------
            Total estimated acquisition cost              $ 18,920
                                                          ========

            Historic net book value at March 31, 1996     $    595
            Write-up of inventories                            349
            Write-off of plant and equipment                  (101)
            Goodwill                                         1,237
            In-process research and development             14,000
            Developed technology                             2,000
            Non-compete agreement                              600
            Assembled workforce                                200
            Trademark/tradename                                 40
                                                          --------
                                                          $ 18,920
                                                          ========

                            Target Therapeutics, Inc.
                     Notes to Unaudited Pro Forma Condensed
                             Combined Balance Sheet
                                 March 31, 1996


     In accordance with generally accepted accounting principles, the Company will allocate $14 million of the purchase price to in-process research and development. This amount will be taken as a charge to operations for the quarter ending June 30, 1996, resulting in a corresponding charge to retained earnings. This one-time charge is reflected in the unaudited pro forma condensed combined balance sheet but not in the unaudited pro forma condensed combined statement of operations due to its unusual, non-recurring nature.



(b) The Company will write-up the value of various ITC inventory accounts in connection with the purchase price allocation. The majority of this write-up will be charged to cost of goods sold in fiscal year 1997.



(c) Plant and equipment will be written down for equipment to be disposed of subsequent to the merger and as a result of closing the ITC's U.K. office and subsequent disposal of the assets located there.

(d) Target common stock, valued at approximately $16 million, was issued in exchange for the outstanding shares of ITC.



(e) Intercompany accounts reflected on the historical balance sheets have been eliminated.

                           Target Therapeutics, Inc.
                          Unaudited Pro Forma Condensed
                        Combined Statement of Operations
                       Twelve Months Ended March 31, 1996
                                 (In thousands)



                                                        Target        Interventional     Pro Forma          Pro Forma
                                                     Therapeutics,     Therapeutics     Adjustments          Combined
                                                         Inc.           Corporation
                                                     -------------    --------------    -----------         ---------
Product sales                                          $ 69,795          $  2,705        $   (125)(a)       $ 72,375

Costs and expenses:
Cost of sales                                            21,478             1,236            (125)(a)         22,589
                                                                                              222 (b)            222
                                                                                              349 (d)            349
Research and development expenses                        12,937               336                             13,273
Selling, general and administrative expenses             20,726             1,197             341 (b)         22,264
                                                       --------          --------        --------           --------
                                                         55,141             2,769             787             58,697
                                                       --------          --------        --------           --------

Income (loss) from operations                            14,654               (64)           (912)            13,678

Interest income, net                                      1,926               (39)                             1,887
Other income                                                736                                                  736
Minority interest                                          (607)                                                (607)
                                                       --------          --------        --------           --------
Income (loss) before income taxes                        16,709              (103)           (912)            15,694

Provision for income taxes                                5,007                 2                              5,009
                                                       --------          --------        --------           --------
Net income (loss)                                      $ 11,702          $   (105)       $   (912)          $ 10,685
                                                       ========          ========        ========           ========

Net income per share                                   $   0.77                                             $   0.68
                                                       ========                                             ========

Shares used in calculating per share information         15,280                               331 (c)         15,611



   See notes to unaudited pro forma condensed combined financial statements.

                            Target Therapeutics, Inc.
                     Notes to Unaudited Pro Forma Condensed
                        Combined Statement of Operations
                                 March 31, 1996


The unaudited pro forma condensed combined statement of operations information has been prepared by combining the historical consolidated statement of operations of the Company for the fiscal year ended March 31, 1996, with the historical consolidated statement of operations of ITC for the fiscal year ended March 31, 1996, and gives effect to the pro forma adjustments as described in the notes below.

(a)  Intercompany sales are eliminated in the pro forma adjustments.



(b) Amortization expense of goodwill and other intangible assets arising from the ITC acquisition as shown below are reflected in the pro forma adjustments and detailed as follows (dollars in thousands):



                                                               PERIOD OF              ANNUAL
                                                               ---------              ------
                                           AMOUNT             AMORTIZATION         AMORTIZATION
                                           ------             ------------         ------------

      Intangible assets:
         Developed technology              $ 2,000              9 years               $ 222
         Non-compete agreement                 600              5 years                 120
         Assembled workforce                   200              5 years                  40
         Trademark/tradename                    40             10 years                   4
                                           -------                                    -----
                                           $ 2,840                                    $ 386

      Goodwill                             $ 1,237              7 years               $ 177
                                           -------                                    -----

                                           $ 4,077                                    $ 563
                                           =======                                    =====


(c) The pro forma adjustments reflect the issuance of approximately 331,000 shares of Target common stock (including options to purchase common stock) that were exchanged for the outstanding securities of ITC. These shares were assumed to have been issued on April 1, 1995, in the pro forma statement of operations.



(d) Cost of sales includes the charge for inventory value recorded in connection with the purchase price allocation and assumed sold during the twelve months ended March 31, 1996.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                            TARGET THERAPEUTICS, INC.
                            (Registrant)



Dated:  July 24, 1996       By:    /s/ Robert E. McNamara
                                   ---------------------------------------------
                                   Robert E. McNamara
                                   Vice President, Finance and Administration,
                                   Chief Financial Officer (Principal Financial
                                   and Accounting Officer) and Assistant
                                   Secretary

                                INDEX TO EXHIBITS



Exhibits.
- ---------


23.1     Consent of Frank, Rimerman & Co., Independent Auditors

99.1 Interventional Therapeutics Corporation consolidated financial statements for the year ended June 30, 1995, with Report of Frank, Rimerman & Co., Independent Auditors.






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